SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2002

Regeneration Technologies, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-31271	59-3466543
(Commission File Number)	(IRS Employer Identification No.)

One Innovation Drive
Alachua, Florida 32615
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (386) 418-8888

None
(Former address, if changed since last report.)

ITEM 5.    OTHER EVENTS.

On December 20, 2002, Regeneration Technologies, Inc. (the “Company”) issued the press releases attached hereto as Exhibit 99.1 and 99.2.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1 Press release of the Company issued on December 20, 2002.

99.2 Press release of the Company issued on December 20, 2002.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.
(Registrant)

By	/s/ Thomas F. Rose
Thomas F. Rose
Vice President and Chief Financial Officer

Dated:    December 23, 2002

EXHIBIT INDEX

99.1	Press release, dated December 20, 2002.

99.2	Press release, dated December 20, 2002.